Exhibit 32.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
In connection with the accompanying Annual Report on Form 10-K of Helios & Matheson North America Inc. for the year ended December 31, 2009, I, Salvatore M. Quadrino, the principal executive officer and principal financial officer of Helios & Matheson North America Inc., hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:
(1)	such Annual Report on Form 10-K for the year ended December 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
the information contained in such Annual Report on Form 10-K for the year ended December 31, 2009 fairly presents, in all material respects, the financial condition and results of operations of Helios & Matheson North America Inc., on a consolidated basis.

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Annual Report on Form 10-K.

Date: March 31, 2010	/s/ Salvatore M. Quadrino

	Name:	Salvatore M. Quadrino
	Title:	Interim Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer) (Principal Financial Officer)
A signed original of this written statement required by §906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.